UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

ASSET ENTITIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2023, Asset Entities Inc., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters named on Schedule 1 thereto (the “Representative”), relating to the Company’s initial public offering (the “Offering”) of 1,500,000 shares (the “Shares”) of the Company’s Class B Common Stock, $0.0001 par value per share (“Class B Common Stock”). Pursuant to the Underwriting Agreement, in exchange for the underwriters’ firm commitment to purchase the Shares, the Company agreed to sell the Shares to the underwriters at a purchase price (the “Offering Price”) of $4.65 (93% of the public offering price per share of $5.00, after deducting underwriting discounts and commissions and before deducting a 0.75% non-accountable expense allowance). The Company also granted the Representative a 45-day over-allotment option to purchase up to an additional 225,000 shares of Class B Common Stock at the Offering Price, less the non-accountable expense allowance, from the Company, representing fifteen percent (15%) of the Shares. The Company also agreed to issue the Representative one or more warrants to purchase a number of shares of Class B Common Stock which is equal to seven percent (7%) of the aggregate number of shares of Class B Common Stock sold in the Offering (the “Representative’s Warrant”). The Representative’s Warrant will have an exercise price of $6.25 per share, which is equal to 125% of the public offering price, subject to adjustment, a cashless exercise provision, and may be exercised at any time for five years following the commencement date of sales in the Offering.

The closing of the Offering took place on February 7, 2023. At the closing, the Company sold the Shares for total gross proceeds of $7,500,000. After deducting underwriting discounts and commissions, the non-accountable expense allowance, and other expenses from the Offering, the Company received net proceeds of approximately $6.6 million. The Company also issued the Representative’s Warrant to the Representative for the purchase of 105,000 shares of Class B Common Stock.

The offer and sale of the Shares, and the issuance of the Representative’s Warrant, were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-267258), as amended (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2022, and declared effective by the Commission on February 2, 2023, and the final prospectus, dated February 2, 2023, filed with the Commission on February 6, 2023 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the Offering for investment in corporate infrastructure, marketing and promotion of Discord communities, social campaigns, and the Company’s “AE.360.DDM” Discord design, development and management service, expansion of “SiN”, the Company’s social influencer network, increasing staff and company personnel, and general working capital, operating, and other corporate expenses.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company’s officers, directors, and certain stockholders who, prior to the Offering, held shares of Class B Common Stock or the Company’s Class A Common Stock, $0.0001 par value per share (together with the Class B Common Stock, “Common Stock”), have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 6 months, 9 months or 12 months, as applicable, without the prior written consent of the Representative.

The Underwriting Agreement and the Representative’s Warrant are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Current Report”), and the description of the material terms of the Underwriting Agreement and the Representative’s Warrant are qualified in their entirety by reference to such exhibits.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the employment letter agreement between the Company and the Company’s Chief Executive Officer and President, Arshia Sarkhani, dated as of April 21, 2022, the term of the agreement commenced as of the closing of the Offering on February 7, 2023, and will continue for two years unless terminated earlier in accordance with its terms. During the term of the agreement, the Company will pay Mr. Sarkhani an annual salary of $240,000 and an initial cash bonus of $10,000. Mr. Sarkhani will be eligible to receive an annual cash bonus as determined by the Board of Directors of the Company (the “Board”). Pursuant to the employment letter agreement, following the closing of the Offering, on February 7, 2023, the Company entered into its standard form of restricted stock award agreement with Mr. Sarkhani granting restricted stock under the Asset Entities Inc. 2022 Equity Incentive Plan (the “Plan”) in the amount of 200,000 shares of Class B Common Stock to vest equally over three years on each anniversary of the agreement. Upon a change of control of the Company, all of the shares will vest immediately. Under the employment letter agreement, Mr. Sarkhani will be eligible to participate in standard benefits plans offered to similarly-situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. The employment letter agreement also has certain confidentiality and non-competition provisions. The Company previously entered into its standard form of directors and officers indemnification agreement with Mr. Sarkhani, and provided standard directors and officers liability insurance, in accordance with the employment letter agreement.

Under the employment letter agreement between the Company and the Company’s Chief Experience Officer, Derek Dunlop, dated as of April 21, 2022, the term of the agreement commenced as of the closing of the Offering on February 7, 2023, and will continue for two years unless terminated earlier in accordance with its terms. During the term of the agreement, the Company will pay Mr. Dunlop an annual salary of $220,000 and an initial cash bonus of $10,000. Mr. Dunlop will be eligible to receive an annual cash bonus as determined by the Board. Pursuant to the employment letter agreement, following the closing of the Offering, on February 7, 2023, the Company entered into its standard form of restricted stock award agreement with Mr. Dunlop granting restricted stock under the Plan in the amount of 225,500 shares of Class B Common Stock to vest equally over three years on each anniversary of the agreement. Upon a change of control of the Company, all of the shares will vest immediately. Under the employment letter agreement, Mr. Dunlop will be eligible to participate in standard benefits plans offered to similarly-situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. The employment letter agreement also has certain confidentiality and non-competition provisions. The Company previously entered into its standard form of directors and officers indemnification agreement with Mr. Dunlop, and provided standard directors and officers liability insurance, in accordance with the employment letter agreement.

Under the employment letter agreement between the Company and the Company’s Chief Financial Officer, Treasurer and Secretary, Matthew Krueger, dated as of April 21, 2022, the term of the agreement commenced as of the closing of the Offering on February 7, 2023, and will continue for two years unless terminated earlier in accordance with its terms. During the term of the agreement, the Company will pay Mr. Krueger an annual salary of $180,000 and an initial cash bonus of $25,000. Mr. Krueger will be eligible to receive an annual cash bonus as determined by the Board. Pursuant to the employment letter agreement, following the closing of the Offering, on February 7, 2023, the Company entered into its standard form of restricted stock award agreement with Mr. Krueger granting restricted stock under the Plan in the amount of 198,000 shares of Class B Common Stock to vest equally over three years on each anniversary of the agreement. Upon a change of control of the Company, all of the shares will vest immediately. Under the employment letter agreement, Mr. Krueger will be eligible to participate in standard benefits plans offered to similarly-situated employees by the Company from time to time, subject to plan terms and generally applicable Company policies. The employment letter agreement also has certain confidentiality and non-competition provisions. The Company previously entered into its standard form of directors and officers indemnification agreement with Mr. Krueger, and provided standard directors and officers liability insurance, in accordance with the employment letter agreement.

Each employment letter agreement is filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report; the Plan is filed as Exhibit 10.4 to this Current Report; the form of restricted stock award agreement for the Plan is filed as Exhibit 10.5 to this Current Report; and the form of indemnification agreement with each officer or director is filed as Exhibit 10.6 to this Current Report, respectively. The description of the material terms of each of these documents is qualified in its entirety by reference to each respective exhibit.

Item 8.01. Other Events.

On February 3, 2022, the Company issued a press release announcing the pricing of the Offering. On the same date, the Company issued a press release announcing that the trading of its common stock had commenced on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC. On February 7, 2022, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated February 2, 2022, by and between Asset Entities Inc. and Boustead Securities, LLC (as representative of the underwriters named therein)
4.1	Representative’s Warrant issued to Boustead Securities, LLC, dated February 7, 2022
10.1†	Employment Letter Agreement between Asset Entities Inc. and Arshia Sarkhani, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1/A filed on September 2, 2022)
10.2†	Employment Letter Agreement between Asset Entities Inc. and Derek Dunlop, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1/A filed on September 2, 2022)
10.3†	Employment Letter Agreement between Asset Entities Inc. and Matthew Krueger, dated as of April 21, 2022 (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1/A filed on September 2, 2022)
10.4†	Asset Entities Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1/A filed on September 2, 2022)
10.5†	Form of Restricted Stock Award Agreement for Asset Entities Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-1/A filed on September 2, 2022)
10.6	Form of Indemnification Agreement between Asset Entities Inc. and each officer or director (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1/A filed on September 2, 2022)
99.1	Press Release dated February 3, 2023 regarding pricing of the Offering
99.2	Press Release dated February 3, 2023 regarding commencement of trading of common stock
99.3	Press Release dated February 7, 2023 regarding closing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2023	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer and President

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